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                                                                     Exhibit 1.1

                           WaMu ASSET ACCEPTANCE CORP.

                     WaMu Mortgage Pass-Through Certificates
                               Series 200[_]-[___]

                        [FORM OF UNDERWRITING AGREEMENT]

[Underwriter's Name]                               Dated as of [_____ __, 200[_]
[Underwriter's Address]

Dear Sirs:

     1. Introductory. WaMu Asset Acceptance Corp., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Underwriting Agreement (this "Agreement"), and [Underwriter's Name] (the "Underwriter") proposes to purchase, [$_________________] aggregate principal balance (subject to an upward or downward variance not to exceed 5.0%) of the Company's Series [___] WaMu Mortgage Pass-Through Certificates. The Series will consist of the following classes: [List Classes and Designations]. The Senior Certificates (other than a 0.01% interest in the Residual Certificates, which shall be retained by the Company) and the Senior Subordinate Certificates shall hereinafter be referred to as the "Offered Certificates." The Offered Certificates and the Junior Subordinate Certificates shall hereinafter be referred to as the "Certificates." The Company proposes to sell only the Offered Certificates pursuant to the terms of this Agreement. The Certificates will be issued in accordance with a Pooling and Servicing Agreement, dated as of [_________], 200[_] (the "Pooling Agreement"), by and among the Company, [Servicer's Name] (the "Servicer"), as servicer, [Trustee's Name] (the "Trustee") and [Delaware Trustee's Name] (the "Delaware Trustee"), as Delaware trustee, which provides for the sale to the WaMu Mortgage Pass-Through Certificates Series 200[_]-[___] Trust (the "Trust") of certain mortgage loans referred to therein (the "Mortgage Loans"), for the pass-through of payments in respect thereof and for the issuance of the Certificates. The Offered Certificates, other than the [Class X and Class R Certificates], are offered in minimum denominations equivalent to not less than [$25,000] initial Certificate Principal Balance each and multiples of $1 in excess thereof. The [Class X] Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount and multiples of $1 in excess thereof. [The Class R Certificates will have an initial Class Principal Balance of $100 and will be offered in registered, certificated form in a single denomination of a 99.99% Percentage Interest. The remaining 0.01% Percentage Interest of the Class R Certificates will be retained by the Company.]

     Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Prospectus, as defined below. As used in this Agreement, an "affiliate" of the Underwriter




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shall not include New American Capital, Inc., Washington Mutual, FA or
Washington Mutual Bank or any of their direct or indirect subsidiaries.

     2. Description of the Offering.

     Principal and interest distributions on, and allocations of losses among, the Offered Certificates will be made as described in the prospectus supplement, dated on or about [__________, 200_], prepared in connection with the sale of the Offered Certificates hereunder.

     3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

          (a) A registration statement on Form S-3 (Reg. No. 333-[_______]), containing a form of prospectus and a form of prospectus supplement (together with certain exhibits), has heretofore been delivered to the Underwriter, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with and declared effective by the Commission under the Act. Such registration statement, as of its effective date, and each amendment thereto to the date of this Agreement, as of its effective date, including all exhibits thereto, is hereinafter called the "Registration Statement." The Company proposes to prepare and file with the Commission pursuant to Rule 424 under the Act ("Rule 424"), a final prospectus (the "Basic Prospectus") and a prospectus supplement (the "Prospectus Supplement") relating to the Offered Certificates. The Basic Prospectus and the Prospectus Supplement relating to the Offered Certificates in the form to be filed with the Commission pursuant to Rule 424 are hereinafter together called the "Prospectus." Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or Section 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement.

          (b) At the time the Registration Statement became effective it contained all material statements and information required to be included therein by the Act and the Rules and Regulations and conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date the Prospectus is filed with the Commission, the Prospectus will conform in all material respects with the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and as of the


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     Closing Date, the Registration Statement, the Prospectus and any amendment thereof or supplement thereto will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and as of the Closing Date, the Registration Statement will not include any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Prospectus nor any amendment thereof or supplement thereto will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information (including, without limitation, Evaluation Models-Materials and ABS Term Sheets, if any (other than Company Provided Information, as defined herein), each, as defined herein) contained in or omitted from the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or any of its affiliates, or information electronically transmitted to the Company by the Underwriter or any of its affiliates, specifically for use in the preparation thereof. Notwithstanding the foregoing proviso, the representations, warranties and agreements made by the Company pursuant to this Section 3(b) shall apply to the Company Provided Information, as defined below, included in the Evaluation Models-Materials and ABS Term Sheets, if any, filed by the Company with the Commission pursuant to
     Section 5 hereof but only in so far as such Company Provided Information included an untrue statement of a material fact or omitted to state a material fact which in turn caused a material misstatement or omission in the calculations and computations included by the Underwriter in such Evaluation Models-Materials and ABS Term Sheets. "Company Provided Information" is defined as all information regarding the Mortgage Loans specifically requested by the Underwriter and provided to the Underwriter by the Company in writing or electronically in connection with the Underwriter's preparation of Evaluation Models-Materials and ABS Term Sheets.

          (c) The performance of this Agreement and the Pooling Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a material breach or violation of any of the terms or provisions of or constitute a material default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which it is bound, the Company's Certificate of Incorporation or By-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

          (d) At the time of issuance and delivery of the Offered Certificates, the Pooling Agreement (in the form approved by the Underwriter) will have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms except as the same may be limited by bankruptcy, insolvency,


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     reorganization or other laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles.

          (e) With respect to the Mortgage Loans, which will be sold to the Trust by the Company under the Pooling Agreement, at the time of such sale, the Trust will have good and marketable title to such Mortgage Loans, free and clear of all liens and encumbrances.

          (f) The direction by the Company to the Trustee to execute, issue and deliver the Certificates has been duly authorized by the Company, and, assuming the Trustee has been duly authorized to do so, when executed, issued and delivered by the Trustee in accordance with the Pooling Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling Agreement, and immediately prior to the delivery thereof to the Underwriter, the Company will own the Offered Certificates, and upon such transfer the Underwriter will receive good and marketable title thereto, free and clear of any lien, pledge, encumbrance or other security interest.

          (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, the Pooling Agreement and the Offered Certificates, except such as may be required under the securities or blue sky laws of any jurisdiction, and except for such as will have been obtained prior to the Closing Date (as defined below).

          (h) The Offered Certificates and the Pooling Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the corporate and legal authority to own its properties and conduct its business as described in the Prospectus.

          (j) This Agreement has been duly authorized, executed and delivered by the Company.

          (k) At the time of their issuance, the Offered Certificates (other than the Class [_______] Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as in effect as of the date of their issuance.

          (l) There is no action, suit or proceeding before or by any court or governmental agency or body now pending, or to the best knowledge of the Company, threatened, against the Company which separately or in the aggregate could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder, or on the validity or enforceability of this Agreement or the Offered Certificates. There are no contracts or documents of the Company which are


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     required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     3.5 Representation, Warranties and Covenants of the Underwriter. The Underwriter represents and warrants to, and agrees with, the Company that:

          (a) No purpose of the Underwriter relating to the purchase of any of the Residual Certificates by the Underwriter is or will be to enable the Company to impede the assessment or collection of any tax.

          (b) The Underwriter has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          (c) The Underwriter has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

          (d) No purpose of the Underwriter relating to any sale of any of the Residual Certificates by the Underwriter will be to enable it to impede the assessment or collection of tax. In this regard, the Underwriter hereby represents to and for the benefit of the Company that the Underwriter intends to pay taxes associated with its holding of the Residual Certificates, as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates (other than with respect to the portion of the Residual Certificates retained by the Company).

          (e) The Underwriter covenants and agrees that on or prior to the fifth day after the Closing Date, it shall provide the Company with a certificate, setting forth (i) in the case of each class of Certificates,
     (A) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit VI hereto, or, (B) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or
     (C) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.


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     The Underwriter covenants and agrees to pay directly, or reimburse the
Company upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company as a result of a claim by the Internal Revenue Service that the transfer of any of the Residual Certificates may be disregarded for federal tax purposes, whether to the Underwriter hereunder or any transfer thereof by the Underwriter and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Residual Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Residual Certificates from the Company to the Underwriter should be disregarded for any purpose.]

     4. Purchase By, Sale and Delivery To, and Offering By, Underwriter - Closing Date.

          (a) The Company agrees to sell to the Underwriter, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriter agrees to purchase, the Offered Certificates at a purchase price determined in the manner set forth in Schedule 1 hereto. In addition to the purchase price, the Underwriter also agrees to pay the Company accrued interest determined in the manner set forth in Schedule 1 hereto. The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Residual Certificates.

          (b) The Company will deliver the Offered Certificates to the Underwriter in a manner mutually agreeable to all parties in such names and authorized denominations as the Underwriter may direct by notice in writing to the Company given at or prior to 12:00 noon New York time on the Business Day (as such term is defined in the Pooling Agreement) preceding the Closing Date or, if no such direction is received, in the name of the Underwriter, against payment of the purchase price therefor by wire transfer in immediately available funds, payable to the order of the Company. The Class [______] Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company. The Company shall make the global certificates for the book-entry certificates and certificates for the Residual Certificates available for inspection by the Underwriter on the Business Day preceding the Closing Date. The time and date of delivery and closing shall be at 1:00 p.m., New York time on [______, 200_]; provided, however, that such date and/or time may be accelerated or extended by mutual agreement by the Company and the Underwriter. The time and date of such payment and delivery are herein referred to as the "Closing Date."

          (c) After the execution and delivery of this Agreement, the Underwriter proposes to make a public offering of the Offered Certificates as set forth in the Prospectus. The Underwriter covenants and agrees not to offer, sell or otherwise distribute the Offered Certificates (except for the sale thereof in exempt transactions) in any state or country in which the Offered Certificates are not exempt from registration under the securities laws


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     or blue sky laws of such state or country, except where the Offered
     Certificates will have been qualified for offering and sale by the Company at the written direction of the Underwriter under such securities laws or blue sky laws. Notwithstanding anything herein to the contrary, the Underwriter shall not permit the sale of any Class B-3 Certificate to anyone other than an institutional investor who is either a "qualified institutional buyer" within the meaning of Rule 144A under the Act or an "accredited investor" within the meaning of Section 501 of Regulation D.

     5.   Offering Materials.

          (a) The Underwriter agrees to provide to the Company, not less than two (2) Business Days prior to the date on which the Company is to file the Prospectus Supplement with the Commission pursuant to Section 6(b) of this Agreement, all information (in such written or electronic format as required by the Company) with respect to the Offered Certificates which constitutes Computational Materials or Structural Term Sheets, which information:

               (i) is generated based on assumptions regarding the payment priorities and characteristics of a Class of Offered Certificates to be purchased by the Underwriter; and

               (ii) is made available to prospective investors under the following conditions prior to the time of filing of the Prospectus pursuant to Rule 424(b) under the Act:

                    (A) in the case of each prospective investor that has orally indicated to the Underwriter that it will purchase all or a portion of a Class of Offered Certificates to which such Computational Materials or Structural Term Sheets relate, the Computational Materials or Structural Term Sheets, as applicable, relating to such Class that are made available to such prospective investor; and

                    (B) for any prospective investor, all Computational
               Materials and Structural Term Sheets that are made available to such prospective investor after the structure for the entire Series of Certificates is finalized.

     With respect to Collateral Term Sheets, the Underwriter agrees to provide the Company, not more than one (1) Business Day after first use, all information (in such written or electronic format as required by the Company) with respect to the Offered Certificates which constitutes Collateral Term Sheets.

     The Underwriter agrees to provide the Company, not less than two (2) Business Days prior to the date on which the Company is to file the Prospectus Supplement with the Commission pursuant to Section 6(b) of this Agreement, (a) the source code (in such written or electronic format as required by the Company) for each Intex Model that is made available to


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any prospective investor and (b) the Bloomberg Materials related to each
Bloomberg Model that is made available to any prospective investor.

     The term "Intex Model" means a computer model consisting of a computer source code, made directly available to prospective investors, that allows prospective investors to generate hypothetical performance data with respect to the Offered Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans; provided, that in the event that the computer source code of such computer model is modified, the modified computer model shall constitute a separate "Intex Model."

     The term "Bloomberg Model" means a computer model created by Bloomberg L.P. ("Bloomberg"), based on written information provided to Bloomberg (the "Bloomberg Materials"), that allows prospective investors who have received an access code (the "Bloomberg Access Code") to use the Bloomberg Model to generate hypothetical performance data with respect to the Offered Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans; provided, that in the event that such computer model is modified, the modified computer model shall constitute a separate "Bloomberg Model."

     The terms "ABS Term Sheets," "Collateral Term Sheets," "Computational Materials" and "Structural Term Sheets" shall have the meanings ascribed to them in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association (the "Association") dated May 24, 1994) as such letter is supplemented by the Commission's No-Action Letter, dated February 17, 1995, addressed to the Association (collectively, the "Kidder/PSA Letter"). As used herein, the term "Evaluation Models-Materials" shall mean Computational Materials, Intex Models and Bloomberg Materials.

     In addition to any prior delivery by the Underwriter to the Company of the foregoing materials in electronic format, the foregoing materials will be delivered by the Underwriter to the Company via express mail under cover of a letter of an officer of the Underwriter to the effect, with respect to Computational Materials, in the form set forth in Exhibit I-A hereto, with respect to ABS Term Sheets, in the form set forth in Exhibit I-B hereto, with respect to Intex Models, in the form set forth in Exhibit I-C hereto and with respect to Bloomberg Models, in the form set forth in Exhibit I-D hereto. With respect to Computational Materials, nothing in this Section 5 will be construed to require the Underwriter to furnish the Company with any Computational Materials that relate to abandoned structures.

          (b) On or prior to the date of the Prospectus, the Underwriter shall provide to the Company a letter or letters dated as of the date on which the Evaluation Models-Materials are filed with the Commission, in form and substance acceptable to the Company, of independent certified public accountants acceptable to the Company, stating in effect that such independent certified public accountants have performed certain specified procedures, all of which have been agreed to by the Company, and that (i) with


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     respect to Computational Materials, they have verified or confirmed, as appropriate, the financial, numerical or statistical information to be filed by the Company as part of the Computational Materials and have found such information to be accurate without exception, subject to rounding and exceptions, if any, approved by the Company in writing; (ii) with respect to each Intex Model, they have compared sample yield data output from such Intex Model with respect to each Class of Offered Certificates with respect to which such Intex Model allows prospective investors to generate hypothetical performance data, using the same prepayment assumptions as used in the Prospectus Supplement for the Offered Certificates (or such other prepayment assumptions as the Company shall have agreed to), to the yield data output produced by the accountant's model developed for the Offered Certificates using the same set of prepayment assumptions and have found such data output to be in agreement; (iii) with respect to each Intex Model, in the event such Intex Model allows prospective investors to generate hypothetical performance data with respect to the Senior Subordinate Certificates (unless the yield tables with respect to the Senior Subordinate Certificates included in the Prospectus Supplement were generated using such Intex Model), they have compared sample yield and loss data output from such Intex Model with respect to such Certificates using the same prepayment and loss assumptions as used in the Prospectus Supplement for the Offered Certificates (or such other prepayment and loss assumptions as the Company shall have agreed to) to the yield and loss data output produced by the accountant's model developed for the Offered Certificates using the same set of prepayment and loss assumptions and have found such data output to be in agreement; and (iv) with respect to each Bloomberg Model, they have compared sample yield data output from such Bloomberg Model with respect to each Class of Offered Certificates with respect to which such Bloomberg Model allows prospective investors to generate hypothetical performance data, using the same prepayment assumptions as used in the Prospectus Supplement for the Offered Certificates (or such other prepayment assumptions as the Company shall have agreed to), to the yield data output produced by the accountant's model developed for the Offered Certificates using the same set of prepayment assumptions and have found such data output to be in agreement. Such letter or letters will be obtained at the sole expense of the Underwriter. If the Underwriter does not provide any Computational Materials to the Company pursuant to Section 5(a) of this Agreement, the Underwriter shall deliver to the Company on the Closing Date a certificate to the effect that no Computational Materials required to be filed with the Commission were made available to any prospective investor in written or electronic form in connection with the offering of the Certificates. If the Underwriter does not provide ABS Term Sheets to the Company pursuant to
     Section 5(a) of this Agreement, the Underwriter shall deliver to the Company on the Closing Date a certificate to the effect that no ABS Term Sheets required to be filed with the Commission were made available to any prospective investor in written or electronic form in connection with the offering of the Certificates. If the Underwriter does not provide Intex Models to the Company pursuant to Section 5(a) of this Agreement, the Underwriter shall deliver to the Company on the Closing Date a certificate to the effect that no Intex Models were made available to any prospective investor in connection with the offering of the Certificates. If the Underwriter does not provide Bloomberg Materials to the Company pursuant to
     Section 5(a) of this Agreement, the Underwriter shall deliver to the Company on the


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


     Closing Date a certificate to the effect that no Bloomberg Models were made available to any prospective investor in connection with the offering of the Certificates.

          (c) (i) The Underwriter represents and warrants to, and covenants with, the Company that:

                    (A) all information provided to the Company by the
               Underwriter pursuant to this Section 5, as of the date such information is so provided and as of the date such information is filed by the Company with the Commission, will not include any untrue statement of a material fact and, when considered together with the Prospectus, will not omit to state any material facts required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the foregoing representation and warranty shall not apply to such untrue statement or omission resulting from any material inaccuracy or omission in the Company Provided Information on which such information is based;

                    (B) the Computational Materials and ABS Term Sheets, if any,
               provided to the Company pursuant to this Section 5 constitute a complete set of all Computational Materials and ABS Term Sheets required to be filed with the Commission, and the Intex Models and Bloomberg Materials, if any, provided to the Company pursuant to this Section 5 constitute a complete set of all Intex Models and Bloomberg Materials required to be provided to the Company pursuant to this Section 5;

                    (C) the Underwriter will comply with the Kidder/PSA letter in connection with the use of the Computational Materials and ABS Term Sheets, if any, and all applicable laws and regulations, except for those portions of the Kidder/PSA Letter and all applicable laws and regulations which the Company has expressly agreed to be the sole party to satisfy pursuant to the terms of this Agreement;

                    (D) the Underwriter will not send any confirmation to any
               prospective investor in the Offered Certificates unless and until all Evaluation Models-Materials and ABS Term Sheets, if any, referred to in Section 5(a) of this Agreement have been filed with the Commission;

                    (E) all material assumptions that are used to generate the information in the Computational Materials made available to any prospective investor will be included, as appropriate, in such Computational Materials;

                    (F) if any Computational Materials or ABS Term Sheets that are required to be filed with the Commission or any Intex Models or Bloomberg Materials were based on assumptions with respect to a mortgage pool's composition or Offered Certificate structuring terms that


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               were revised, in any material respect, prior to the printing of the Prospectus, the Underwriter will prepare revised Computational Materials, ABS Term Sheets, Intex Models or Bloomberg Materials, as applicable, based on the final assumptions and will provide such revised Computational Materials, ABS Term Sheets, Intex Models or Bloomberg Materials marked "as revised" to the Company within the time periods set forth in Section 5(a) hereof;

                    (G) the Underwriter will not make available to potential
               investors written material of any kind relating to the Offered Certificates other than the Prospectus and information permitted to be distributed pursuant to the Kidder/PSA Letter;

                    (H) the Underwriter has not directed or caused any third
               party to distribute to prospective investors or provided to any third party for the purpose of distribution to prospective investors, any Computational Materials or ABS Term Sheets required to be filed with the Commission or any Intex Models (except for such Computational Materials, ABS Term Sheets and Intex Models that the Underwriter is required to provide to the Company pursuant to this Section 5);

                    (I) the Underwriter has not directed or caused any third
               party to distribute to prospective investors, or provided to any third party for the purpose of distribution to prospective investors, a Bloomberg Access Code (except for such Bloomberg Access Code with respect to which the Underwriter is required to provide the related Bloomberg Materials to the Company pursuant to this Section 5);

                    (J) the Underwriter will not provide to any investor or
               prospective investor in the Offered Certificates (x) any Computational Materials, ABS Term Sheets or Intex Models or (y) any Bloomberg Access Code, on or after the day on which the Computational Materials, ABS Term Sheets, Intex Models and Bloomberg Materials are required to be provided to the Company pursuant to Section 5(a) (other than copies of Computational Materials, ABS Term Sheets or Intex Models previously submitted to the Company in accordance with Section 5(a) for filing pursuant to Section 6(b), or copies of the Bloomberg Access Code for which the related Bloomberg Materials have been previously submitted to the Company in accordance with Section 5(a) for filing pursuant to Section 6(b)), unless such Computational Materials, ABS Term Sheets or Intex Models, or such Bloomberg Access Code, are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor; and

                    (K) in the event that the Underwriter makes available to any investor or prospective investor in the Offered Certificates any Intex

               Model or Bloomberg Access Code, the Underwriter shall notify all investors and prospective investors (as such term is used in the Kidder/PSA Letter) in the Offered Certificates that such Intex Model or Bloomberg Access Code is available to such investors and, upon request, provide such Intex Model or such Bloomberg Access Code, as applicable, to such investors.

               (ii) The Underwriter further covenants with the Company that if any Computational Materials, ABS Term Sheets, Intex Models or Bloomberg Materials required to be provided to the Company pursuant to
          Section 5(a) of this Agreement are determined to contain any information which includes any untrue statement of a material fact or, when considered together with the Prospectus, omits to state any fact required to be stated therein or necessary to make the statements contained therein not misleading, the Underwriter shall, at its expense, (x) promptly prepare and deliver to the Company, and make available to each prospective investor to whom such Computational Materials or ABS Term Sheets were made available, corrected Computational Materials or ABS Term Sheets, or (y) promptly prepare and deliver to the Company corrected Intex Models or Bloomberg Materials and notify each prospective investor to whom the related Intex Models or Bloomberg Models were made available that the Intex Models or Bloomberg Models have been corrected, as applicable; provided, that the costs arising out of such preparation and delivery of the corrected Computational Materials, ABS Term Sheets, Intex Models or Bloomberg Materials shall be borne by the Company if the untrue statement of a material fact or the omission of any fact required to be stated therein or necessary to make the statements contained therein not misleading arose out of any material misstatement or omission in the Company Provided Information. All information provided to the Company pursuant to this Section 5(c)(ii) shall be provided within the time periods set forth in Section 5(a) hereof.

               (iii) The Underwriter covenants with the Company that:

                    (A) all Computational Materials made available to
               prospective investors shall contain the following legend or a legend that is similar to the following legend in all material respects:

                      "COMPUTATIONAL MATERIALS DISCLAIMER"

The attached tables and other statistical analyses (the "Computational Materials") are privileged and intended for use by the addressee only. These Computational Materials are furnished to you solely by [name of underwriter] and not by the issuer of the securities. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the

Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayments assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither [name of underwriter] nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including the Prospectus) relating to the securities discussed in this communication has been filed with Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities, discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication which supersede these Computational Materials and any matter discussed in this communication. Once available, a final prospectus and prospectus supplement may be obtained by contacting the [name of underwriter] Trading Desk at [telephone number of underwriter].

                    (B) all Collateral Term Sheets made available to prospective investors shall contain the following legend or a legend that is similar to the following legend in all material respects:

               "THE INFORMATION CONTAINED HEREIN HAS BEEN PREPARED SOLELY FOR THE USE OF THE ADDRESSEE AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY [NAME OF UNDERWRITER]. ACCORDINGLY, [NAME OF UNDERWRITER] MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND AND EXPRESSLY DISCLAIMS ALL LIABILITY FOR ANY USE OR MISUSE OF THE CONTENTS HEREOF. [NAME OF UNDERWRITER] ASSUMES NO RESPONSIBILITY FOR THE ACCURACY OF ANY MATERIAL CONTAINED HEREIN. THE INFORMATION CONTAINED HEREIN

               WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. SUCH INFORMATION SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

                    (C) all Structural Term Sheets made available to prospective investors shall contain the following legend or a legend that is similar to the following legend in all material respects:

               "THIS INFORMATION IS FURNISHED TO YOU SOLELY BY [NAME OF UNDERWRITER] AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. [NAME OF UNDERWRITER] IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

               THIS PRELIMINARY TERM SHEET IS PROVIDED FOR INFORMATION PURPOSES ONLY, AND DOES NOT CONSTITUTE AN OFFER TO SELL, NOR A SOLICITATION OF ANY OFFER TO BUY, THE REFERENCED SECURITIES. IT DOES NOT PURPORT TO BE ALL-INCLUSIVE OR TO CONTAIN ALL OF THE INFORMATION THAT A PROSPECTIVE INVESTOR MAY REQUIRE TO MAKE A FULL ANALYSIS OF THE TRANSACTION. ALL AMOUNTS ARE APPROXIMATE AND SUBJECT TO CHANGE. THE INFORMATION CONTAINED HEREIN SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR TERM SHEET FOR THIS TRANSACTION. IN ADDITION, THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY INFORMATION CONTAINED IN TERM SHEETS CIRCULATED AFTER THE DATE HEREOF AND BY INFORMATION CONTAINED IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR THIS TRANSACTION. AN OFFERING MAY BE MADE ONLY THROUGH THE DELIVERY OF THE PROSPECTUS AND PROSPECTUS SUPPLEMENT."

                    (D) any communication to a prospective investor containing
               (i) an access code to permit such investor to use Intex Models or
               (ii) any other information allowing such investor to generate performance data using Intex shall be in writing and shall contain the following legend or a legend that is similar to the following legend in all material respects:

                            "INTEX MODELS DISCLAIMER"

The tables and other statistical analyses (the "Hypothetical Performance Data") that you will produce using Intex with the attached information are privileged and intended solely for use by you (the party to whom [name of underwriter] provided the computer model used to generate them). The Hypothetical Performance Data will be generated by you using a computer model prepared by [name of underwriter] in reliance upon information furnished by the issuer of the securities and its affiliates, the accuracy and completeness of which has not been verified by [name of underwriter] or any other person. The computer model that you will use to prepare the Hypothetical Performance Data was furnished to you solely by [name of underwriter] and not by the issuer of the securities. It may not be (a) used for any purpose other than to make a preliminary evaluation of the referenced securities or (b) provided by you to any third party other than your legal, tax, financial and/or accounting advisors for the purposes of evaluating the Hypothetical Performance Data. You agree that the Hypothetical Performance Data will be generated by or on behalf of you, and that neither [name of underwriter] nor anyone acting on its behalf has generated or is in any way responsible for any Hypothetical Performance Data.

Numerous assumptions were used in preparing the computer model you will use to generate the Hypothetical Performance Data. Those assumptions may or may not be reflected in the Hypothetical Performance Data. As such, no assurance can be given as to the Hypothetical Performance Data's accuracy, appropriateness or completeness in any particular context; nor as to whether the Hypothetical Performance Data and/or the assumptions upon which it is based reflect present market conditions or future market performance. The Hypothetical Performance Data should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Hypothetical Performance Data will be based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the Hypothetical Performance Data. Furthermore, unless otherwise provided, the Hypothetical Performance Data assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Hypothetical Performance Data due to, among other things, differences between (a) the actual underlying assets and the hypothetical underlying assets used in preparing the Hypothetical Performance Data and (b) the assumptions used by you in producing the Hypothetical Performance Data and the actual assumptions used in pricing the actual securities. The principal amount, designation and terms of any security described in the Hypothetical Performance Data are subject to change prior to issuance. You should contact the [name of underwriter] Trading Desk at [telephone number of underwriter] to confirm the final principal amount, designation and terms of any security described in this communication prior to committing to purchase that security. Neither [name of underwriter] nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including a prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. The principal amount, designation and terms of any security described in the computer model and Hypothetical Performance Data are preliminary and subject to change prior to issuance.

Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive yield and maturity information regarding those securities, based on the final principal amounts, designations and terms of those securities. Once available, a final prospectus and prospectus supplement may be obtained by contacting the [name of underwriter] Trading Desk at [telephone number of underwriter].

The computer model referenced herein supersedes all computer models related to the subject securities that have been made available to you previously. In addition, this computer model will be superseded in its entirety by the final prospectus supplement relating to the actual securities preliminarily described by this computer model.

Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail."

                         (E) any communication to a prospective investor
                    containing an access code or other information permitting such investor to use Bloomberg Models shall be in writing and shall contain the following legend or a legend that is similar to the following legend in all material respects:

                          "BLOOMBERG MODELS DISCLAIMER"

The tables and other statistical analyses (the "Hypothetical Performance Data") that you will produce using a computer model that you will access with the attached access code or other information are privileged and intended solely for use by you (the party to whom [name of underwriter] provided the access code or other information allowing access to the computer model used to generate them). The Hypothetical Performance Data will be generated by you using a computer model prepared by Bloomberg L.P. ("Bloomberg") in reliance upon information furnished by [name of underwriter], the accuracy and completeness of which has not been verified by [name of underwriter] or any other person. The access code or other information allowing access to the computer model that you will use to prepare the Hypothetical Performance Data was furnished to you solely by [name of underwriter] and not by the issuer of the securities. It may not be (a) used for any purpose other than to make a preliminary evaluation of the referenced securities or (b) provided by you to any third party other than your legal, tax, financial and/or accounting advisors for the purposes of evaluating the Hypothetical

Performance Data. You agree that the Hypothetical Performance Data will be generated by or on behalf of you, and that neither [name of underwriter] nor anyone acting on its behalf has generated or is in any way responsible for any Hypothetical Performance Data.

Numerous assumptions were used in preparing the computer model you will use to generate the Hypothetical Performance Data. Those assumptions may or may not be reflected in the Hypothetical Performance Data. As such, no assurance can be given as to the Hypothetical Performance Data's accuracy, appropriateness or completeness in any particular context; nor as to whether the Hypothetical Performance Data and/or the assumptions upon which it is based reflect present market conditions or future market performance. The Hypothetical Performance Data should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Hypothetical Performance Data will be based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the Hypothetical Performance Data. Furthermore, unless otherwise provided, the Hypothetical Performance Data assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Hypothetical Performance Data due to, among other things, differences between (a) the actual underlying assets and the hypothetical underlying assets used in preparing the Hypothetical Performance Data and (b) the assumptions used by you in producing the Hypothetical Performance Data and the actual assumptions used in pricing the actual securities. The principal amount, designation and terms of any security described in the Hypothetical Performance Data are subject to change prior to issuance. You should contact the [name of underwriter] Trading Desk at [telephone number of underwriter] to confirm the final principal amount, designation and terms of any security described in this communication prior to committing to purchase that security. Neither [name of underwriter] nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

Although a registration statement (including a prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not yet been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state. The principal amount, designation and terms of any security described in the computer model and Hypothetical Performance Data are preliminary and subject to change prior to issuance.

Prospective purchasers are referred to the final prospectus supplement relating to the securities discussed in this communication for definitive yield and maturity information regarding those securities, based on the final principal amounts, designations and terms of those securities. Once available, a final prospectus and prospectus supplement may be obtained by contacting the [name of underwriter] Trading Desk at [telephone number of underwriter].

The computer model accessed with the attached access code or other information supersedes all computer models related to the subject securities that have been made available to you previously. In addition, this computer model will be superseded in its entirety by the final prospectus supplement relating to the actual securities preliminarily described by this computer model.

Please be advised that the securities described herein may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail."

          (d) Notwithstanding any other provision herein, the Underwriter agrees to pay all costs and expenses of the Company incurred in connection with any action by the Company against the Underwriter to enforce any of its rights set forth in this Section 5, including, without limitation, legal fees and expenses.

     6. Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter that:

          (a) The Company will advise the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. With respect to the sale of the Offered Certificates, the Company will advise the Underwriter promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or amendment of or supplement to the Prospectus which shall not previously have been submitted to the Underwriter a reasonable time prior to the proposed filing thereof or to which the Underwriter shall reasonably object in writing or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file the Prospectus with the Commission pursuant to and in accordance with Rule 424. Subject to the Underwriter's compliance with its obligations pursuant to Section 5 of this Agreement, the Company shall file with the Commission under cover of Form 8-K (i) Evaluation Models-Materials and Structural Term Sheets concurrently with the filing of the Prospectus pursuant to Rule 424(b) under the Act or on such earlier date as the Underwriter may reasonably request and (ii) Collateral Term Sheets within two (2) Business Days after such Collateral Term Sheets are made available to prospective investors. Notwithstanding the foregoing, the

     Company shall not be obligated to file any such Evaluation Models-Materials or ABS Term Sheets that it has determined contain any material error or omission. The Company will notify the Underwriter prior to the Company's election not to file Evaluation Models-Materials or ABS Term Sheets due to the Company's determination that such Evaluation Models-Materials or ABS Term Sheets contain a material error or omission. In the event of any delay in the delivery by the Underwriter to the Company of the Evaluation Models-Materials or ABS Term Sheets required by Section 5(a) of this Agreement or the independent certified public accountants' letter or letters required to be delivered in accordance with Section 5(b) of this Agreement, the Company shall have the right to delay the Closing Date and to take other appropriate actions.

          (c) The Company will prepare and file with the Commission, promptly upon the request of the Underwriter, any amendment of or supplement to the Registration Statement or the Prospectus which in the opinion of the Underwriter may be necessary to enable the Underwriter to continue the distribution of the Offered Certificates and will use its best efforts to cause the same to become effective (if applicable) as promptly as possible.

          (d) If at any time after the effective date of the Registration Statement, a prospectus relating to the Offered Certificates is required to be delivered under the Act, and any event occurs as a result of which the Prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriter thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission or effect such compliance; and, in case the Underwriter is required to deliver a prospectus relating to the Offered Certificates nine months or more after the date of the Prospectus, the Company, upon the request of the Underwriter and at the expense of the Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

          (e) If the Underwriter so requests, the Company will deliver to the Underwriter, at or before the Closing Date, a conformed copy of the Registration Statement and all amendments thereof and all exhibits thereto, and a copy of all related prospectuses and prospectus supplements and will deliver to the Underwriter such additional number of copies of the Registration Statement, and all amendments thereof, and all exhibits thereto, as the Underwriter may reasonably request. The Company will deliver or mail to or upon the order of the Underwriter on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Offered Certificates is required under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Underwriter may reasonably request; provided, however, that the expense of the preparation and delivery of any Prospectus required for use nine months or more after the date of the Prospectus shall be borne by the Underwriter.

          (f) The Company will cooperate with the Underwriter to enable the Offered Certificates to be qualified for sale under the securities laws of such jurisdictions as the Underwriter may designate and at the request of the Underwriter, will make such applications and furnish such information as may be required of it as the issuer of the Offered Certificates for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Offered Certificates to continue such qualifications in effect for so long a period as the Underwriter may reasonably require for the distribution of the Offered Certificates.

     7. Payment of Expenses. Except as otherwise provided herein, the Company will pay or cause to be paid (directly or by reimbursement) all expenses incident to the performance of its obligations under this Agreement (except as specifically excluded below), including but not limited to all expenses and taxes incident to delivery of the Offered Certificates to the Underwriter, all expenses incident to the registration of the Offered Certificates under the Act and the printing or preparation of copies of the Registration Statement, the Prospectus, any amendment thereof or supplement thereto, the Pooling Agreement, and this Agreement and furnishing the same to the Underwriter and dealers, expenses related to the preparation of the letter of independent accountants (a form of which is attached to this Agreement as Exhibit V-A), fees paid to any rating agencies to rate the Offered Certificates, the costs of preparing certificates representing the Offered Certificates, the Trustee's and Delaware Trustee's fees and expenses, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

     Notwithstanding the foregoing, the Underwriter will pay all legal fees and expenses of counsel for the Underwriter incurred in performance of its "due diligence" responsibilities, review of all offering documents and preparation of other documentation and expenses related to the preparation of the letter of independent accountants referred to in Section 5(b) of this Agreement.

     The Company shall not be obligated to qualify the Offered Certificates for sale under the laws of any state in which it has not already determined their eligibility for investment under the laws of such state.

     8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Underwriter and its officers and directors, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act (a "Controlling Person"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith, except as otherwise provided herein), joint or several (each, a "Claim"), which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or any affiliate of the Underwriter, or information electronically transmitted to the Company by the Underwriter or any affiliate of the Underwriter, specifically for use in the preparation thereof (including, without limitation, any information in any Evaluation Models-Materials or ABS Term Sheets, but excluding Company Provided Information and any untrue statement of material fact in any Evaluation Models-Materials or ABS Term Sheets resulting from an untrue statement in the Company Provided Information, required to be provided by the Underwriter pursuant to Section 5(a) hereof); provided that in no case is the Company to be liable with respect to any Claims made against the Underwriter or any Controlling Person unless the Underwriter or Controlling Person shall have notified the Company in writing, giving notice of the nature of the Claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon the Underwriter or Controlling Person, but failure to notify the Company of any such Claim shall not relieve the Company from any liability which it may have to the Underwriter or Controlling Person, except to the extent that it has been materially prejudiced by such failure and provided further that the failure to notify the Company of such Claim shall not relieve it from any liability which it may have to the Underwriter or Controlling Person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if the Company so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Underwriter or Controlling Person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company and the Underwriter or Controlling Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Underwriter or Controlling Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Underwriter and Controlling Persons requesting indemnification and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable to indemnify any person for any settlement of any Claim effected without the Company's consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Underwriter or Controlling

     Person, which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which the Underwriter or Controlling Person is or could have been a party and indemnity is or could have been sought hereunder by the Underwriter or Controlling Person unless such settlement includes an unconditional release of the Underwriter or Controlling Person from all liability on Claims that are the subject matter of such proceeding. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act ("Company Controlling Person") against any Claim which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that the Registration Statement, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as from time to time amended or supplemented (including, without limitation, any information incorporated by reference therein), included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter or any affiliate of the Underwriter, or information electronically transmitted to the Company by the Underwriter or any affiliate of the Underwriter, specifically for use in the preparation thereof (including, without limitation, any Evaluation Models-Materials or ABS Term Sheets, but excluding Company Provided Information and any untrue statement of a material fact in any Evaluation Models-Materials or ABS Term Sheets resulting from an untrue statement in the Company Provided Information, required to be provided by the Underwriter pursuant to Section 5(a) hereof); provided, however, that in no case is the Underwriter to be liable with respect to any Claims made against the Company or any other person against whom the action is brought unless the Company or such person shall have notified the Underwriter in writing, giving notice of the nature of the Claim, within a reasonable time after service of a summons or other first legal process that shall have been served upon the Company or any such person, but failure to notify the Underwriter of such Claim shall not relieve it from any liability which it may have to the Company or any such person except to the extent that it has been materially prejudiced by such failure and provided further that the failure to notify the Underwriter of such Claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of their indemnity agreement contained in this paragraph. The Underwriter shall be entitled to participate at its own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by the Underwriter. In the event that the Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said officers and directors or any Company Controlling Person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively unless
     (i) the Company, said officers and directors or any Company Controlling Person or persons and the Underwriter or Controlling Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company, said officers and directors or any Company Controlling Person or persons and the Underwriter or Controlling Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Underwriter or Controlling Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel for the Company, said officers and directors or any Company Controlling Person or persons requesting indemnification and that all such fees and expenses shall be reimbursed as they are incurred. The Underwriter shall not be liable to indemnify any person for any settlement of any such Claim effected without the Underwriter's consent, which consent shall not be unreasonably withheld. The Underwriter shall not, without the prior written consent of the Company, said officers and directors or any Company Controlling Person or persons, effect any settlement of any pending or threatened proceeding in respect of which the Company, said officers and directors or any Company Controlling Person or persons is or could have been a party and indemnity is or could have been sought hereunder by the Company, said officers and directors or any Company Controlling Person or persons unless such settlement includes an unconditional release of the Company, said officers and directors or any Company Controlling Person or persons from all liability on Claims that are the subject matter of such proceeding. This indemnity agreement will be in addition to any liability which the Underwriter might otherwise have. In the event that the Underwriter modifies any of the Company Provided Information, the Underwriter will indemnify the Company for any untrue statement of a material fact therein to the extent such information was modified by the Underwriter or any of its affiliates without the express written consent of the Company and such modification resulted in such material misstatement or material omission.

          (c) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Claims (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such Claims (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the

     Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Claims (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the provisions of this subsection (c), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total amount of underwriting discounts and commissions received by the Underwriter exceeds the amount of damages which the Underwriter would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) Notwithstanding any other provision of this Agreement, Section 3(b) and this Section 8 shall not apply to the assumptions set forth in the section of the Prospectus Supplement captioned ["Yield and Prepayment Considerations--Prepayment Assumptions," [the tables and percentages in the section of the Prospectus Supplement captioned "Yield and Prepayment Considerations--______] and the decrement tables attached to the Prospectus Supplement as Appendix A.]

          (e) The only information furnished to the Company either in writing or by electronic transmission by the Underwriter or any affiliate for use in the Prospectus Supplement, Prospectus or Registration Statement is the information contained in the fifth sentence of the first paragraph under the caption "Method of Distribution" in the Prospectus Supplement and information provided for use in the preparation of any Evaluation Models-Materials or ABS Term Sheets (excluding Company Provided Information).

     9. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, representations, warranties, covenants, agreements and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any of its officers or directors, any Controlling Person or any Company Controlling Person, and shall survive delivery of and payment for the Certificates.

     10. Conditions of Underwriter's and the Company's Obligations.

     A. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the Closing Date, of the representations and warranties made herein by the Company, to compliance at and as of the Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Underwriter, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter.

          (b) No fact shall have come to the attention of the Underwriter prior to the Closing Date which causes the Underwriter to believe, as set forth in writing to the Company prior to the Closing Date, that the Prospectus, or any amendment thereof or supplement thereto, at the time it was required to be delivered to a purchaser of the Offered Certificates, contained an untrue statement of a material fact or omitted to state any material fact which is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances existing at such time, not misleading.

          (c) The Underwriter shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Company, and from [_________], special counsel for the Company, opinions dated the Closing Date, to the effect as set forth in Exhibits II and III hereto, respectively, and as requested by the rating agencies specified in Section 10(B) hereof.

          (d) The Underwriter shall have received a certificate, dated the Closing Date, of an officer of the Company to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of such officer, no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and

               (ii) To the best of the knowledge of such officer, the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (e) The Company shall have furnished to the Underwriter such additional certificates as the Underwriter may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the Closing Date with the covenants and agreements made by it herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and as to other conditions to the obligations of the Underwriter hereunder.

          (f) The Underwriter shall have received from [______], counsel for the Underwriter, an opinion dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Certificates, the Registration Statement and the Prospectus and such other related matters as the Underwriter may reasonably request, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (g) The Underwriter shall have received from counsel to the Trustee, an opinion dated the Closing Date, to the effect as set forth in Exhibit IV hereto.

          (h) The Underwriter shall have received from [______], independent public accountants, a letter, dated the date of the Prospectus and a letter dated the date of any Current Report on Form 8-K (the "Form 8-K") required to be available to purchasers of the Offered Certificates on or before the Closing Date, the scope of which is consistent with Exhibit V-A and Exhibit V-B hereto.

     B. Mutual Condition of the Company's and the Underwriter's Obligations. The obligations of each of the Underwriter and the Company hereunder shall be subject to the condition that the Offered Certificates shall have received ratings of not less than the ratings set forth in the table below from [___________] and [_____________________]:

--------------------------------------------------------------------------------
                 Rating Agency                             Rating Agency
        -------------------------------           ------------------------------
Class                                     Class
--------------------------------------------------------------------------------

     C. Conditions of the Company's Obligations. The obligations of the Company hereunder shall be subject to the condition that in the event that the Underwriter is required to deliver Evaluation Models-Materials or ABS Term Sheets pursuant to Section 5 hereof:

          (i) the Company shall have received the letter from independent certified public accountants as provided in Section 5(b) hereof; and

          (ii) the Company shall have received from the Underwriter, on or before the required dates, the information required to be provided to the Company pursuant to Section 5(a) or Section 5(c)(ii) hereof.

     D. Notice of Failure of Conditions. If any of the conditions provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated: (i) with respect to the conditions set forth in Section 10A hereof, by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date, but the Underwriter shall be entitled to waive any of such conditions; (ii) with respect to the conditions set forth in Section 10B hereof, by either party by notifying the other of such termination in writing or by telegram at or prior to the Closing Date; and (iii) with respect to the conditions set forth in Section 10C hereof, by the Company by notifying the Underwriter of such termination in writing or by telegram at or prior to the Closing Date.

     If any of the conditions provided for in this Section 10 shall not have been satisfied on or before the Closing Date and the sale of the Offered Certificates is nevertheless consummated as contemplated hereunder (except for the performance of the condition), the party (or parties) hereto entitled to terminate this Agreement pursuant to this Section 10D shall be deemed to have waived its (or their) rights under this Section 10D.

     11. Effective Date. This Agreement shall become effective as of the date hereof upon the execution hereof by both the Company and the Underwriter.

     12. Termination. In the event of any termination of this Agreement after it becomes effective in accordance with Section 11 of this Agreement, pursuant to the second paragraph of this Section 12 or pursuant to Section 10 hereof, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 7, 8 and 13.

     This Agreement may be terminated by the Underwriter after it becomes effective by notice to the Company: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities; (ii) if at or prior to the Closing Date, there shall have been an outbreak of hostilities or other calamity or crisis which, in the judgment of the Underwriter, makes it impracticable or inadvisable to offer or deliver the Offered Certificates on the terms contemplated by the Prospectus; or (iii) if there shall be any litigation, pending or threatened, which, in the judgment of the Underwriter makes it impracticable or inadvisable to offer to deliver the Offered Certificates on the terms contemplated by the Prospectus.

     13. Reimbursement.

          (a) Notwithstanding any other provisions hereof, if this Agreement is terminated by the Underwriter under Section 10A of this Agreement, the Company will bear and pay the expenses specified in Section 7 hereof and, in addition to its obligations pursuant to Section 8 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the Underwriter (including any fees and disbursements of counsel for the Underwriter) incurred in connection with this Agreement and the proposed purchase of the Certificates, and upon demand the Company will pay such amounts to the Underwriter.

          (b) Notwithstanding any other provision hereof, if this Agreement is terminated by the Company or the Underwriter pursuant to Section 10B of this Agreement, a mutual termination of this Agreement will be declared and, other than the obligations set forth in Section 8 hereof, neither party will have any further obligation to the other with respect to this Agreement, including any responsibility for any expenses incurred by the other party.

          (c) If the Offered Certificates do not receive the ratings set forth in Section 10B of this Agreement and neither party elects to terminate this Agreement under Section 10D hereof, the Underwriter will pay all printing costs and all other fees, costs and expenses related to a "sticker" to the Prospectus disclosing the actual ratings of the Offered Certificates.

          (d) Notwithstanding any other provisions hereof, if this Agreement is terminated by the Company under Section 10C of this Agreement, the Underwriter will reimburse the Company for its reasonable out-of-pocket expenses (including, without limitation, any fees and disbursements of counsel and all costs, fees and expenses which otherwise would have been payable by the Company under Section 7 hereof) incurred in connection with this Agreement and the proposed sale of the Certificates, and upon demand the Underwriter will pay such amounts to the Company.

     14. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to it at [_______], or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at Washington Mutual Legal Department, 1201 Third Avenue, WMT 1706, Seattle, WA 98101.

     15. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Controlling Person or persons, if any, and the indemnities of the Underwriter shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and any Company Controlling Person or persons.

     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws principles.

     This Agreement may be signed in various counterparts, which together shall constitute one and the same Agreement.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                        [WaMu ASSET ACCEPTANCE CORP.]


                                        ----------------------------------------
                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

Accepted and delivered as of
the above-mentioned date

[UNDERWRITER'S NAME]


----------------------------------------
By:
    ------------------------------------
Its:
     -----------------------------------

                                   Schedule 1

     The purchase price for the Offered Certificates shall be the product of (i) [__________]% (the "Purchase Price Percentage") and (ii) the aggregate of the initial Class Principal Balances of the Offered Certificates. In addition to the purchase price, the Underwriter shall remit interest to the Company on the aggregate of the initial Class Principal Balances of the Offered Certificates at the weighted average of the Pass-Through Rates for the Mortgage Loans from the Cut-Off Date to, but not including, the Closing Date.

                                                                     EXHIBIT I-A

                                LETTER REGARDING
                             COMPUTATIONAL MATERIALS

[The attached computational materials are delivered to WaMu Asset Acceptance Corp. ("WaMu") by [underwriter] (the "Underwriter") pursuant to Section 5 of the Underwriting Agreement (the "Underwriting Agreement") dated as of [________, 200_], between WaMu and the Underwriter. The Underwriter hereby represents that the attached tables, schedules and information are a complete set of the final Computational Materials (as defined in Section 5(a) of the Underwriting Agreement), and are to be filed with the Securities and Exchange Commission in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

or

[[underwriter] (the "Underwriter") hereby represents that there are no Computational Materials (as defined in Section 5(a) of the Underwriting Agreement dated as of [________, 200_], between WaMu Asset Acceptance Corp.. and the Underwriter) to be filed with the Securities and Exchange Commission in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

                                                                     EXHIBIT I-B

                                LETTER REGARDING
                                 ABS TERM SHEETS

[The attached ABS Term Sheets are delivered to WaMu Asset Acceptance Corp.. ("WaMu") by [underwriter] (the "Underwriter") pursuant to Section 5 of the Underwriting Agreement (the "Underwriting Agreement") dated as of [________, 200_], between WaMu and the Underwriter. The Underwriter hereby represents that the attached ABS Term Sheets (as defined in Section 5(a) of the Underwriting Agreement) are delivered in a timely manner pursuant to the Underwriting Agreement, and are to be filed with the Securities and Exchange Commission in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [____]]
or

[[underwriter] (the "Underwriter") hereby represents that no ABS Term Sheets (as defined in Section 5(a) of the Underwriting Agreement dated as of [________, 200_], between WaMu Asset Acceptance Corp.. and the Underwriter) required to be filed with the Commission were made available to any prospective investor in written or electronic form in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [____]]

                                                                     EXHIBIT I-C

                                LETTER REGARDING
                                  INTEX MODELS

[The attached Intex Model source code is delivered to WaMu Asset Acceptance Corp.. ("WaMu") by [underwriter] (the "Underwriter") pursuant to Section 5 of the Underwriting Agreement (the "Underwriting Agreement") dated as of [________, 200_], between WaMu and the Underwriter. The Underwriter hereby represents that the attached source code represents the source code for each Intex Model (as defined in Section 5(a) of the Underwriting Agreement) that was made available to any prospective investors with respect to the Offered Certificates, and is to be filed with the Securities and Exchange Commission in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

or

[[underwriter] (the "Underwriter") hereby represents that no Intex Models (as defined in Section 5(a) of the Underwriting Agreement dated as of [________, 200_], between WaMu Asset Acceptance Corp.. and the Underwriter) were made available to any prospective investor in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

                                                                     EXHIBIT I-D

                                LETTER REGARDING
                                BLOOMBERG MODELS

[The attached Bloomberg Materials are delivered to WaMu Asset Acceptance Corp. ("WaMu") by [underwriter] (the "Underwriter") pursuant to Section 5 of the Underwriting Agreement (the "Underwriting Agreement") dated as of [________, 200_], between WaMu and the Underwriter. The Underwriter hereby represents that the attached Bloomberg Materials represent the Bloomberg Materials related to each Bloomberg Model (as defined in Section 5(a) of the Underwriting Agreement) that was made available to any prospective investors with respect to the Offered Certificates, and is to be filed with the Securities and Exchange Commission in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

or

[[underwriter] (the "Underwriter") hereby represents that no Bloomberg Models (as defined in Section 5(a) of the Underwriting Agreement dated as of [________, 200_], between WaMu Asset Acceptance Corp.. and the Underwriter) were made available to any prospective investor in connection with the offering of the WaMu Mortgage Pass-Through Certificates, Series [_____].]

                                                                      EXHIBIT II

                           OPINION OF SPECIAL COUNSEL
                      (ORRICK, HERRINGTON & SUTCLIFFE LLP)

     (i) The Certificates and the Pooling Agreement conform, in all material respects, to the descriptions thereof contained in the Prospectus;

     (ii) The Pooling Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the trust created by the Pooling Agreement is not required to be registered under the Investment Company Act of 1940, as amended;

     (iii) The Registration Statement has become effective under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

     (iv) At the time the Registration Statement became effective it complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (it being understood that we have not been requested to and do not give any opinion or make any comment with respect to the financial statements, schedules and other financial and statistical information contained therein);

     (v) The Prospectus and each amendment thereof or supplement thereto, as of its respective date, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (it being understood that we have not been requested to and do not give any opinion or make any comment with respect to the financial statements, schedules and other financial and statistical information contained therein);

     (vi) The statements in the Prospectus under the headings "Certain Legal Investment Aspects," "ERISA Considerations" and "Certain Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions, are correct in all material respects;

     (vii) Assuming that the Offered Certificates (other than the Class [_____] Certificates) are rated at the time of issuance in one of the two highest rating categories by a nationally-recognized statistical rating organization, the Offered Certificates (other than the Class [_____] Certificates) constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984;

     (viii) [Under existing laws and assuming compliance with all of the provisions of the Pooling Agreement, REMIC I and REMIC II (each, as defined in the Pooling Agreement) will each be treated as a real estate mortgage investment conduit (a "REMIC") as defined by Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and the Certificates (other than the Class R Certificates) will represent ownership of "regular interests" in REMIC II, as the term "regular interests" is defined in the Code. The Class R Certificates will represent ownership of the sole "class of residual interests" in each of REMIC I and REMIC II, within the meaning of Section 860D of the Code. However, continuation of status as a REMIC may entail compliance with statutory changes in the future and regulations not yet issued];

     (ix) WaMu Asset Acceptance Corp. ("WaMu") has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and its Certificate of Incorporation is in full force and effect. WaMu has all requisite corporate power and corporate authority to enter into and perform its obligations under the Underwriting Agreement and the Pooling Agreement;

     (x) Each of the Underwriting Agreement and the Pooling Agreement has been duly authorized, executed and delivered by WaMu and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Underwriting Agreement constitutes a valid and legally binding obligation of WaMu, enforceable against WaMu in accordance with its terms;

     (xi) Neither the performance by WaMu of its obligations under the Underwriting Agreement or the Pooling Agreement nor the issuance and sale by WaMu of the Offered Certificates will (a) result in a breach or violation of, or constitute a default under, WaMu's Certificate of Incorporation or By-laws or any term of any agreement or instrument to which WaMu is a party or by which it is bound that is identified in the Officer's Certificate, (b) to our knowledge, violate any order that specifically names WaMu and is issued by any court, regulatory body, administrative agency or governmental body having jurisdiction over WaMu or any of its properties or (c) to our knowledge, violate any statute, rule or regulation applicable to WaMu; and

     (xii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by WaMu of the transactions contemplated by the Underwriting Agreement or the Pooling Agreement, except such as have been obtained and such as may be required under the blue sky laws of any jurisdiction.

     In addition, we have participated in conferences with your representatives and with representatives of WaMu concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraphs (i) and (vi) above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement, as of the date of its effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).




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     This opinion letter is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.




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                                                                     EXHIBIT III

                           OPINION OF SPECIAL COUNSEL

     (i) The Trust has been duly formed and is validly existing as a statutory trust under Delaware Statutory Trust Act, 12 Del. C. Sec. 3801, et seq. (the "Act"), and has the power and authority under the Pooling Agreement and the Act to issue the Certificates;

     (ii) The Certificates have been duly authorized by the Trust and, when duly executed and authenticated by the Trustee and delivered to and paid for by the purchasers thereof in accordance with the Pooling Agreement, will be validly issued by the Trust and entitled to the benefits of the Pooling Agreement; and

     (iii) The Pooling Agreement is a legal, valid and binding obligation of WaMu, the Trustee and the Delaware Trustee, enforceable against WaMu, the Trustee and the Delaware Trustee in accordance with its terms.

     The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.




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                                                                      EXHIBIT IV

                           OPINION OF TRUSTEE COUNSEL

     (1) The Trustee has been legally organized under the laws of the United States and, based upon a certificate of good standing issued by the Comptroller of the Currency, is validly existing as a national banking association in good standing under the laws of the United States, and has the requisite entity power and authority to execute and deliver each Agreement and to perform its obligations thereunder.

     (2) With respect to the Trustee, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or New York statute or regulation applicable to the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

     (3) With respect to the Trustee, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in: (i) any breach or violation of its certificate of incorporation or bylaws or (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or any breach or violation of any United States federal or State of New York statute or regulation or, to our knowledge, any order of any United States federal or State of New York court, agency or other governmental body.

     (4) With respect to the Trustee, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

     (5) Each of the Agreements has been duly authorized, executed and delivered by the Trustee

     (6) Each of the Agreements to which the Trustee is a party (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the other parties thereto (other than the Trustee), is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance in accordance with its terms against the Trustee.

     (7) The Certificates have been duly authenticated and delivered by the Trustee in accordance with the Pooling Agreement.

     (8) Assuming that each REMIC qualifies as a REMIC for federal income tax purposes and assuming compliance with the provisions of the Pooling and Servicing Agreement, for City and State of New York income and corporation franchise tax purposes, each REMIC will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of a REMIC. Accordingly, each REMIC will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

This opinion is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely herein.




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                                                                     EXHIBIT V-A

                    LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS

                                                                     EXHIBIT V-B

                    LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS